UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, on September 1, 2014 (the Transition Date), Peter D. Hancock will assume the role of President and Chief Executive Officer of American International Group, Inc. (AIG). The AIG Board of Directors (the Board) also appointed Mr. Hancock to serve as a Director of AIG, effective as of the Transition Date. In connection with Mr. Hancock’s promotion, the Compensation and Management Resources Committee of the Board approved, and on July 9, 2014, the Board ratified, an increase in Mr. Hancock’s annual base salary to $1,600,000 (effective as of the Transition Date), an increase in his target short-term incentive compensation to $3,200,000 (with the increase prorated based on the Transition Date) and an increase in his target long-term incentive compensation to $7,000,000 (with an additional grant equal to the increase on the Transition Date).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 9, 2014, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, amended the By-laws of AIG to provide that:

•	in the absence of a quorum at any meeting of stockholders, the chairman of the meeting may adjourn the meeting; and

•	unless otherwise provided by law or by AIG’s certificate of incorporation or By-laws, any stockholder proposal will no longer require the affirmative vote of the holders of a majority of all the outstanding shares of AIG common stock to pass, and will instead require for approval the affirmative vote of the holders of a majority of the shares voting for and against the proposal without giving effect to abstentions, broker non-votes and withheld votes (the same voting standard that is generally applicable to management proposals). A copy of AIG’s Amended By-laws is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Section 8 — Other Events

Item 8.01.	Other Events.

On July 11, 2014, AIG issued a press release announcing the final results as of the expiration date of its previously announced tender offers for certain debt securities. AIG has accepted for purchase certain securities validly tendered (the Accepted Securities) for an aggregate purchase price of approximately $2.5 billion, plus accrued interest in respect of the Accepted Securities, as set forth in the press release.

Payment for Accepted Securities was made on July 14, 2014.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	American International Group, Inc. By-laws, as amended on July 9, 2014.

99.1	Press release of American International Group, Inc. dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: July 14, 2014	By:	/s/ James J. Killerlane III
		Name:	James J. Killerlane III
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	American International Group, Inc. By-laws, as amended on July 9, 2014.

99.1	Press release of American International Group, Inc. dated July 11, 2014.